Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Two Harbors Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, $0.01 par value per share	Rule 457(c) and Rule 457(r)	3,436,875	14.00	(2)	$48,116,250	.00011020	$5,303
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, $0.01 par value per share	415(a)(6)	7,563,125			$193,010,950			424(b)(5)	333-253606	August 13, 2021	$21,058	(3)
	Total Offering Amounts						$241,127,200		$5,303
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								$5,303

(1)

The filing fee is calculated in accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933 (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 26, 2021 (File No. 333-253606) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(2)

Estimated solely for purposes of computing the registration fee on the basis of the average of the high and low prices for Two Harbors Investment Corp. (the “Company”) shares of common stock, par value $0.01 per share (“Common Stock”) as reported on the New York Stock Exchange on November 4, 2022, in accordance with Rule 457(c) under the Securities Act.

(3)	On August 13, 2021, the Company filed a prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) under the Securities Act, pursuant to which the Company applied a fee carry forward of $21,789 in connection with the registration of 7,825,675 shares of Common Stock to be issued and sold under an amended and restated equity distribution agreement with Credit Suisse Securities (USA) LLC, dated August 13, 2021 (the “Prior Sales Agreement”), of which 7,563,125 shares remain unsold (the “Unsold Securities”). The Company expects to carry forward the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. $21,058 is the portion of the filing fee associated with the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities and the Prior Sales Agreement will be deemed terminated as of the date of this prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) under the Securities Act. Amounts set forth herein have been adjusted for a one for four reverse stock split effective on November 1, 2022.